As filed with the Securities and Exchange Commission on August 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALIFORNIA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-5670947
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 World Trade Center, Suite 1500

Long Beach, California 90831

(888) 848-4754

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael L. Preston

Executive Vice President, Chief Strategy Officer and General Counsel

California Resources Corporation

1 World Trade Center, Suite 1500

Long Beach, California 90831

(888) 848-4754

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sarah K. Morgan

Scott D. Rubinsky

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CALIFORNIA RESOURCES CORPORATION

21,315,707 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by the selling security holders identified in this prospectus of up to 21,315,707 shares of the common stock, par value $0.01 per share (“common stock”), of California Resources Corporation (the “Company,” “CRC,” “we,” “our” or “us”). We are not selling any common stock and we will not receive any proceeds from the sale of the shares of common stock by the selling security holders. We have paid the fees and expenses incident to the registration of the shares of common stock for sale by the selling security holders.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling security holders will offer or sell any of the common stock. The selling security holders may sell the common stock covered by this prospectus in a number of different ways and at varying prices. For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled “Plan of Distribution” beginning on page 23 of this prospectus.

We are registering these 21,315,707 shares of our common stock for sale by the selling stockholders named in the section of this prospectus titled “Selling Stockholders” pursuant to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated July 1, 2024, by and between the Company and each of the seller parties thereto (the “Holders”) entered into in connection with CRC’s business combination (the “Aera Merger”) with the Aera Companies (as defined below). The shares registered hereby are subject to certain lock up restrictions as set forth in the Registration Rights Agreement.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is quoted on the New York Stock Exchange (“NYSE”) under the symbol “CRC.” On August 2, 2024, the last reported sale price of our common stock on the NYSE was $47.40 per share.

Investing in our common stock involves a high degree of risk. Please read carefully the information under the heading “Risk Factors” beginning on page 7 of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any prospectus supplement before you make an investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 5, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not, and the selling security holders have not, authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling security holders may offer and sell, from time to time, up to 21,315,707 shares of our common stock under this shelf registration statement. This prospectus provides you with a general description of the securities the selling security holders may offer. We may provide you with a prospectus supplement containing specific information about the terms of a particular offering by the selling security holders. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “CRC,” the “Company,” “we,” “us” or “our” are to California Resources Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-36478) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains these and other reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Our filings are also available to the public on our website at www.crc.com, free of charge. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024 (the “2023 Annual Report”), including those portions of our definitive proxy statement on Schedule 14A, filed on March 21, 2024, incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed on May 8, 2024;

•

our Current Reports on Forms 8-K filed with the SEC on February  9, 2024, February  14, 2024, March  11, 2024, March  26, 2024, May  7, 2024, May  20, 2024, May  21, 2024, June  5, 2024, June  26, 2024 and July 1, 2024 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed on October  27, 2020, including any amendments or reports filed for the purpose of updating the description, including Exhibit 4.1 of the 2023 Annual Report.

These reports contain important information about us, our financial condition and our result of operations.

Any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.

Upon Request, we will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

California Resources Corporation

Attention: General Counsel

1 World Trade Center, Suite 1500

Long Beach, California 90831

Phone: (888) 848-4754

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including the documents incorporated by reference herein, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts are forward-looking statements, and include statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and plans and objectives of management for the future. Words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy” or similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•	fluctuations in commodity prices, including supply and demand considerations for our products and services, and the impact of such fluctuations on revenues and operating expenses;

•	decisions as to production levels and/or pricing by OPEC or U.S. producers in future periods;

•	government policy, war and political conditions and events, including the military conflicts in Israel, Ukraine and Yemen and the Red Sea;

•	the ability to successfully integrate the business of Aera (as defined below);

•

regulatory actions and changes that affect the oil and gas industry generally and us in particular, including (1) the availability or timing of, or conditions imposed on, permits and approvals necessary for drilling or development activities or our carbon management business; (2) the management of energy, water, land, greenhouse gases or other emissions, (3) the protection of health, safety and the environment, or (4) the transportation, marketing and sale of our products;

•	the impact of inflation on future expenses and changes generally in the prices of goods and services;

•	changes in business strategy and our capital plan;

•	lower-than-expected production or higher-than-expected production decline rates;

•

changes to our estimates of reserves and related future cash flows, including changes arising from our inability to develop such reserves in a timely manner, and any inability to replace such reserves;

•	the recoverability of resources and unexpected geologic conditions;

•	general economic conditions and trends, including conditions in the worldwide financial, trade and credit markets;

•	production-sharing contracts’ effects on production and operating costs;

•	the lack of available equipment, service or labor price inflation;

•	limitations on transportation or storage capacity and the need to shut-in wells;

•	any failure of risk management;

•	results from operations and competition in the industries in which we operate;

•	our ability to realize the anticipated benefits from prior or future efforts to reduce costs;

•	environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws and regulations (including remedial actions);

•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners, carbon capture and storage (CCS) project participants and other parties;

•	reorganization or restructuring of our operations;

•	our ability to claim and utilize tax credits or other incentives in connection with our CCS projects and clean energy projects;

•	our ability to realize the benefits contemplated by our energy transition strategies and initiatives, including CCS projects and other renewable energy efforts;

•

our ability to successfully identify, develop and finance carbon capture and storage projects and other renewable energy efforts, including those in connection with the Carbon TerraVault JV, and our ability to convert our CDMAs to definitive agreements and enter into other offtake agreements;

•	our ability to maximize the value of our carbon management business and operate it on a stand alone basis;

•	our ability to successfully develop infrastructure projects and enter into third party contracts on contemplated terms;

•	uncertainty around the accounting of emissions and our ability to successfully gather and verify emissions data and other environmental impacts;

•	changes to our dividend policy and share repurchase program, and our ability to declare future dividends or repurchase shares under our debt agreements;

•	limitations on our financial flexibility due to existing and future debt;

•	insufficient cash flow to fund our capital plan and other planned investments and return capital to shareholders;

•	changes in interest rates;

•	our access to and the terms of credit in commercial banking and capital markets, including our ability to refinance our debt or obtain separate financing for our carbon management business;

•	changes in state, federal or international tax rates, including our ability to utilize our net operating loss carryforwards to reduce our income tax obligations;

•	effects of hedging transactions;

•	the effect of our stock price on costs associated with incentive compensation;

•

inability to enter into desirable transactions, including joint ventures, divestitures of oil and natural gas properties and real estate, and acquisitions, and our ability to achieve any expected synergies;

•

disruptions due to earthquakes, forest fires, floods, extreme weather events or other natural occurrences, accidents, mechanical failures, power outages, transportation or storage constraints, labor difficulties, cybersecurity breaches or attacks or other catastrophic events;

•	pandemics, epidemics, outbreaks, or other public health events, such as the COVID-19 pandemic; and

•	certain risk factors discussed elsewhere in this prospectus.

We caution you not to place undue reliance on forward-looking statements contained in this prospectus, which speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. This prospectus may also contain information from third party sources. This data may involve a number of assumptions and limitations, and we have not independently verified them and do not warrant the accuracy or completeness of such third-party information.

For additional information regarding known material factors that could cause our actual results to differ from projected results please read the risk factors described in the section titled “Risk Factors” beginning on page 8 of this prospectus.

THE COMPANY

We are an independent energy and carbon management company committed to energy transition. We are committed to environmental stewardship while safely providing local, responsibly sourced energy. We are also focused on maximizing the value of our land, mineral ownership, and energy expertise for decarbonization by developing CCS and other emissions-reducing projects.

Our principal executive offices are located at 1 World Trade Center, Suite 1500, Long Beach, California 90831, and our telephone number is (888) 848-4754. Our website address is www.crc.com. Neither our website nor any information contained on our website is part of this prospectus.

Our common stock is quoted on the NYSE under the ticker symbol “CRC.”

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in this prospectus and in our most recent Annual Report on Form 10-K on file with the SEC, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common stock could decline materially and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Relating to the Combined Company

The combined company may not be able to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers.

As a result of the our business combination with the Aera Companies (the “Aera Merger”), the combined company may experience impacts on relationships with customers and suppliers that may harm the combined company’s business and results of operations. Certain customers or suppliers may seek to terminate or modify contractual obligations following the Aera Merger whether or not contractual rights are triggered as a result of the Aera Merger. There can be no guarantee that customers and suppliers will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Aera Merger. If any customers or suppliers seek to terminate or modify contractual obligations or discontinue their relationships with the combined company, then the combined company’s business and results of operations may be harmed. In addition, third parties with whom CRC or the Aera Companies currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the Aera Merger. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Aera Merger.

The combined company may fail to realize the anticipated benefits of the Aera Merger.

The success of the Aera Merger will depend on, among other things, the combined company’s ability to combine each of CRC’s and the Aera Companies’ businesses in a manner that realizes anticipated synergies and benefits and meets or exceeds the forecasted stand-alone cost savings anticipated by the combined company. CRC anticipates that the combined company will benefit from significant synergies, based on, among other things, increased scale. If the combined company is not able to successfully achieve these synergies, or the cost to achieve these synergies is greater than expected, then the anticipated benefits of the Aera Merger may not be realized fully or at all or may take longer to realize than expected.

The failure to successfully integrate the businesses and operations of CRC and the Aera Companies in the expected time frame may adversely affect the combined company’s future results.

CRC and the Aera Companies have previously operated independently; however, their respective businesses may not be integrated successfully. It is possible that the integration process could result in the loss of customers, distributors, suppliers, vendors, landlords, joint venture partners or other business partners, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, potential unknown liabilities and unforeseen expenses, delays, or regulatory conditions following completion of the Aera Merger or higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of CRC and the Aera Companies in order to realize the anticipated benefits of the Aera Merger:

•	combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, integrated business;

•	combining the businesses of CRC and the Aera Companies in a manner that permits the combined company to achieve any cost savings or operating synergies anticipated to result from the Aera Merger;

•	reducing additional and unforeseen expenses such that integration costs are not more than anticipated;

•	avoiding delays in connection with the integration process;

•	minimizing the loss of key employees;

•	identifying and eliminating redundant functions and assets;

•

maintaining existing agreements with customers, distributors, suppliers, vendors, landlords, joint venture partners or other business partners and avoiding delays in entering into new agreements with prospective customers, providers and vendors or business partners; and

•	consolidating the companies’ operating, administrative and information technology infrastructure.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt the business of the combined company.

CRC may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

CRC accounted for the Aera Merger as an acquisition of a business in accordance with United States generally accepted accounting principles. Under the acquisition method of accounting, the assets and liabilities of the Aera Companies and their consolidated subsidiaries were recorded, as of the date of completion, at their respective fair values and added to CRC’s. The combined company’s reported financial condition and results of operations for periods after completion of the Aera Merger will reflect CRC’s balances and results after completion of the Aera Merger but will not be restated retroactively to reflect the historical financial position or results of operations of the Aera Companies and their consolidated subsidiaries for periods prior to the Aera Merger.

Under the acquisition method of accounting, the total purchase price is allocated to the Aera Companies’ and their consolidated subsidiaries’ identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the date of completion of the Aera Merger, with any excess purchase price allocated to goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, CRC may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

As one of the largest California oil producer, the combined company may face increased scrutiny from certain stakeholders.

As one of the largest California oil producer, the combined company may be subject to greater scrutiny from regulators, advocacy groups, and certain institutional investors or investment funds, among others. This may result in additional pressure on the combined company’s exploration and production activities; increased costs; unfavorable reputational impacts; and the diversion management’s attention and resources; among other adverse impacts. More onerous stakeholder expectations could make it more challenging for the combined company to realize its mission of delivering long-term investment value by safely and responsibly developing its portfolio of energy assets and reducing carbon emissions through its carbon management business.

USE OF PROCEEDS

The selling security holders will receive all of the net proceeds from the sale of common stock. We will not receive any of the proceeds from the sale of the common stock by the selling security holders. However, pursuant to the Registration Rights Agreement, we are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares and to indemnify the selling stockholders against certain liabilities.

SELLING SECURITY HOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of 21,315,707 shares of common stock owned by the selling security holders.

This common stock was obtained by the selling security holders named below pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), relating to CRC’s business combination with Aera Energy, LLC (together with its wholly-owned subsidiaries, “Aera”) and its operating affiliate Aera Energy Services Company (together with Aera, the “Aera Companies”).

The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock they own, but make no representation that any of the common stock will be offered for sale.

The table below presents information regarding the selling security holders and the common stock that the selling security holders may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of the selling security holders;

•	the number of shares of common stock owned by the selling security holders prior to the sale of the common stock covered by this prospectus;

•	the number of shares of common stock that may be offered by the selling security holders pursuant to this prospectus;

•	the number of shares of common stock owned by the selling security holders following the sale of any common stock covered by this prospectus; and

•	the percentage of common stock owned by the selling security holders following the sale of any common stock covered by this prospectus.

All information with respect to beneficial ownership of the selling security holders has been furnished to us by or on behalf of the selling security holders. We have not sought to verify such information. We believe, based on information supplied by the selling security holders, that except as may otherwise be indicated in the footnotes to the table below, the selling security holders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling security holders identified in the table may sell some or all of the common stock owned by them which is included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common stock, no estimate can be given as to the number of common stock available for resale hereby that will be held by the selling security holders upon termination of this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock it holds in exempt or non-exempt transactions after the date on which the selling security holders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the common stock beneficially owned by them that is covered by this prospectus, but will not sell any other shares of our common stock that they may presently own. The percent of beneficial ownership for the selling security holders is based on 89,202,633 shares of our common stock outstanding as of July 31, 2024.

The amounts and percentages of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock and has not pledged any such shares of common stock as security.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Security Holder	Number	%	Shares Offered Hereby	Number	%
CPP Investment Board Private Holdings (6), Inc.(1)	10,506,895	11.78%	10,506,895	—	—
IKAV Energy Inc.(2)	114,504	*	114,504	—	—
IKAV Impact S.à.r.l.(3)	8,371,203	9.38%	8,371,203	—	—
OakTree Huntington Investment Fund II AIF, L.P. – Class C(4)	17,717	*	17,717	—	—
Oaktree Huntington Investment Fund II AIF, L.P. – Class G(4)	126,959	*	126,959	—	—
OCM Aera E Holdings, LLC(4)	915,288	1.03%	915,288	—	—
OCM Opps Xb AIF Holdings (Delaware), L.P.(4)	199,734	*	199,734	—	—
OCM Opps XI AIV Holdings (Delaware), L.P.(4)	787,055	*	787,055	—	—
Simlog Inc.(5)	276,352	*	276,352	—	—
Total	21,315,707	23.90%	21,315,707	—	—

*	Less than 1%.
(1)

CPP Investment Board Private Holdings (6), Inc. (“PHI-6”) is the wholly owned subsidiary of CPP Investment Board Private Holdings (5), Inc. (“PHI-5”), which is the wholly owned subsidiary of Canada Pension Plan Investment Board (“CPPIB”). As such, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by PHI-6 . PHI-6, PHI-5 and CPPIB have shared voting power and shared dispositive power with respect to the shares of common stock. The address of this selling stockholder is 1 Queen Street East, Suite 2500, Toronto, ON M5C 2W5, Canada.

(2)

IKAV Energy Inc. is wholly owned by IKAV Energy Holdings LLC, whose majority managing member is IKAV Inc. The shareholders of IKAV Inc. are IKAV Energy Spain, S.L. and Mr. von Wasserschleben. Mr. von Wasserschleben is the sole owner of IKAV Energy Spain, S.L. As such, each of the foregoing entities and Mr. von Wasserschleben may be deemed to share beneficial ownership of the securities held of record by IKAV Energy Inc. and therefore have shared voting power and dispositive power. The address of this selling stockholder is 1201 Louisiana Street, Suite 3400, Houston, Texas 77002.

(3)

IKAV Impact S.à r.l. is controlled by IKAV SICAV-FIS SCA, whose general partner is IKAV General Partner S.à r.l., which is wholly owned by Institut für Kapitalanlagen und Vesicherungslösungen GmbH, whose majority owner is Mr. von Wasserschleben. As such, each of the foregoing entities and Mr. von Wasserschleben may be deemed to share beneficial ownership of the securities held of record by IKAV Impact S.à r.l. and therefore have shared voting power and dispositive power. The address of this selling stockholder is 1201 Louisiana Street, Suite 3400, Houston, Texas 77002.

(4)

The general partner of OCM Opps XB AIF Holdings (Delaware), L.P. and OCM Opps XI AIV Holdings (Delaware), L.P. and manager of OCM Aera E Holdings, LLC is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is Oaktree Capital I GP, LLC. The general partner of Oaktree Huntington Investment Fund II AIF (Delaware), L.P. – Class C and Oaktree Huntington Investment Fund II AIF (Delaware), L.P. – Class G is Oaktree Fund AIF Series, L.P. - Series N. The general partner of Oaktree Fund AIF Series, L.P. - Series N is Oaktree Fund GP AIF, LLC. The managing member of Oaktree Fund GP AIF, LLC is Oaktree Fund GP III, L.P. The sole general partner of Oaktree Fund GP III, L.P. is Oaktree AIF Investments, L.P. The sole managing member of Brookfield OCM Holdings II, LLC (formerly known as OCM Holdings I, LLC) is Brookfield OCM

Holdings, LLC (formerly known as Oaktree Holdings, LLC). The sole managing member of Brookfield OCM Holdings, LLC is Brookfield Oaktree Holdings, LLC (formerly known as Oaktree Capital Group, LLC). Brookfield Oaktree Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is c/o Oaktree Capital Management, 333 South Grand Ave, 28th Floor, Los Angeles, California 90071.
(5)

SIMLOG Inc. is wholly owned by Simlog S.à r.l., which is controlled by IKAV SICAV-FIS SCA, whose general partner is IKAV General Partner S.à r.l., which is wholly owned by Institut für Kapitalanlagen und Vesicherungslösungen GmbH, whose majority owner is Mr. von Wasserschleben. As such, each of the foregoing entities and Mr. von Wasserschleben may be deemed to share beneficial ownership of the securities held of record by SIMLOG Inc. and therefore have shared voting power and dispositive power. The address of this selling stockholder is 1201 Louisiana Street, Suite 3400, Houston, Texas 77002.

Relationships with Selling Security Holders

Except as disclosed below, none of the selling security holders has had any material relationships with the Company within the past three years.

Registration Rights Agreement

In connection with the closing of our business combination with the Aera Companies, we entered into the Registration Rights Agreement with the Holders. Pursuant to the terms of the Registration Rights Agreement, the Holders are entitled to certain registration rights with respect to the shares of common stock issued pursuant to the Merger Agreement. The Registration Rights Agreement also provides the Holders the ability to request CRC conduct certain underwritten offerings and provides the Holders with certain customary piggyback registration rights.

Pursuant to the Registration Rights Agreement, each Holder agreed to certain lock-up provisions whereby such Holder and any of its permitted transferees holding shares of common stock agreed not to transfer (1) any shares of common stock issued to such Holder to any non-affiliate until six months after January 1, 2025; (2) more than one-third of the shares of common stock issued to such Holder to any non-affiliate until July 1, 2025; and (3) more than two-thirds of the shares of common stock issued to such Holder to any non-affiliate until January 1, 2026. Transfers from each Holder to its general partners, limited partners, members or stockholders, or to any corporation, partnership, limited liability company, investment fund or other entity that controls, is controlled by or is under common control with such Holder are exempted from the lock-up restrictions, except for such Holder’s portfolio companies. In addition, the lock-up provisions permit transfers pursuant to liquidations, stock exchanges, share repurchase programs and certain hedging arrangements.

Stockholder Agreements

In connection with the closing of our business combination with the Aera Companies, we entered into stockholder agreements with IKAV Energy, Inc. (“IKAV”) and CPP Investment Board Private Holdings (6), Inc. (“CPPIB”) to set forth certain corporate governance rights of IKAV and CPPIB (each a “Stockholder Agreement”). Pursuant to each Stockholder Agreement, on July 1, 2024, the following members of our Board of Directors (the “Board”) were designated to serve on the Board by certain of the selling security holders: (i) Bobby Saadati, who was designated by IKAV and (ii) James Jackson, who was designated by CPPIB. For so long as each of IKAV and CPPIB, together with its respective affiliates, beneficially owns, in the aggregate, 5% or more of the issued and outstanding shares of common stock, they will have the right to nominate one person for appointment to the Board (each such person, a “Stockholder Nominee”).

Each Stockholder Agreement contains certain standstill provisions which, among other things, will prohibit the Holder party thereto and certain of its affiliates (such affiliates, the “Restricted Parties”) from (i) acquiring additional shares of common stock that would result in such Holder and its Restricted Parties beneficially owning more than 14.9% of outstanding common stock; (ii) soliciting proxies or influencing any voting of common stock or CRC’s other equity securities; (iii) directly or indirectly proposing transactions that would be reasonably likely to result in a change of control of CRC; (iv) seeking additional representation on the Board, or otherwise seeking to control the management of CRC and its controlled affiliates, including through the removal of directors; (v) forming, joining or knowingly encouraging or engaging in discussions regarding the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act with non-affiliates with respect to CRC’s securities; and (vi) publicly disclosing any intention, plan, or arrangement inconsistent with any of the foregoing. The standstill provisions continue until (a) such Holder, together with its respective Restricted Parties, ceases to beneficially own, in the aggregate, 7.5% or more of outstanding common stock and (b) no Stockholder Nominee designated by such Holder is serving on the Board and such Holder either is no longer entitled to, or has irrevocably waived, the right to appoint a Stockholder Nominee.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock that we may offer, in the case of our common stock, under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities.

Authorized Capitalization

The Company’s authorized capital stock consists of 220,000,000 shares, which include 200,000,000 shares of the common stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”).

Common Stock

Dividends

Subject to the rights granted to any holders of the preferred stock, holders of the common stock will be entitled to dividends and distributions (payable in cash, stock or otherwise) as may be declared on the common stock by the Board at any time and from time to time out of any funds of the Company legally available for the payment of such dividends or distributions.

Voting

Unless otherwise provided by law or in the certificate of designation for any series of preferred stock, each holder of outstanding shares of the common stock is entitled to one vote for each share of the common stock on all matters presented to the stockholders of the Company (including the election of directors). Except as otherwise required by law, the holders of the common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment pursuant to the Certificate of Incorporation or the DGCL. Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Company, the Certificate of Incorporation or in the Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matters will be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be the recommendation of the stockholders. Directors will be elected by a plurality of the validly cast votes represented in person or by proxy with respect to the election. There are no cumulative voting rights for the election of directors.

Liquidation

The holders of the common stock will share ratably in the Company’s assets on liquidation after payment or provision for all debts and other liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Other Rights

The holders of the common stock do not have preemptive rights to purchase shares of the Company’s stock. The common stock is not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock that the Company may issue in the future.

Under the terms of the Certificate of Incorporation and the Bylaws, the Company is prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

Limitation of Liability of Directors and Officers

The Certificate of Incorporation provides that no director or officer will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the DGCL. The effect of this provision is to eliminate the Company’s and its stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director or officer for a breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and the DGCL

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay or discourage transactions involving an actual or potential change in control or change in the Company’s management, or transactions that the Company’s stockholders might otherwise deem to be in their best interests or in the Company’s best interests, including transactions that might result in a premium over the market price for the Company’s stock.

Preferred Stock

The Board is empowered, without further vote or action by the stockholders (except as may otherwise be provided by the terms of any series of then-outstanding preferred stock), to (i) authorize the issuance of the preferred stock in one or more series, (ii) determine the designations and the powers, preferences, rights, qualifications, limitations and restrictions thereof, (iii) divide at its option such preferred stock into one or more series, (iv) determine variations, if any, between any series so established, and (v) increase or decrease the number of shares of any such series to the extent permitted by law.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the common stock. At present, the Company has no plans to issue any preferred stock.

Written Consent of Stockholders; Calling of Special Meeting of Stockholders

The Bylaws provide that any action required or permitted to be taken by the Company’s stockholders must be taken at a duly called annual or special meeting of stockholders and not by written consent. Special meetings of stockholders may be called only by the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the total number of directors then in office. Stockholders may not call or request special meetings of stockholders.

Amendment of the Certificate of Incorporation

The approval by a majority of the directors then in office and the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, will be required to amend, alter, restate or repeal any provision of the Certificate of Incorporation.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. The Certificate of Incorporation and the Bylaws grant to the Board the power to adopt, amend, restate or repeal the Bylaws. The stockholders may amend, alter or repeal the Bylaws but only by a vote of holders of a majority in voting power of the outstanding shares of the Company entitled to vote thereon.

Advance Notice Bylaws

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

Board Size; Director Removal

The Certificate of Incorporation provides that the number of directors on the Board will initially be nine and will be fixed from time to time exclusively pursuant to a resolution adopted by the Board. The Board currently consists of ten directors.

Any director may be removed at any time (i) for cause upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Company entitled to vote generally for the election of directors or (ii) without cause upon the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

Vacancies on the Board; Newly Created Directorships

Under the Certificate of Incorporation and the Bylaws, any vacancies on the Board for any reason and any newly created directorships resulting from any increase in the number of directors may only be filled by the affirmative vote of a majority of the total number of directors then in office, even if they constitute less than a quorum of the Board, or by a sole remaining director, and may not be filled by the stockholders.

No Cumulative Voting

The stockholders do not have the right to cumulate votes, as discussed further under “Common Stock—Voting.”

Section 203 of the DGCL

The Company has elected in its Certificate of Incorporation to be subject to Section 203 of the DGCL.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim against the Company or any current or former director, officer, employee or agent of the Company arising pursuant to the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

The forum selection provisions described above do not apply to any action or proceeding asserting a claim under the Securities Act, or the Exchange Act. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is quoted on the NYSE under the symbol “CRC.”

PLAN OF DISTRIBUTION

We are registering an aggregate of 21,315,707 shares of common stock. Our registered common stock will trade on the NYSE under the symbol “CRC.”

The common stock being registered is currently owned by the selling security holders. The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	distributions of the shares by any selling security holder to its partners, members, managers, affiliates, employees, directors or stockholders;

•	a combination of any such methods; and

•	any other method permitted by applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling security holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus (1) have been disposed of pursuant to and in accordance with the registration statement; (2) have been disposed of pursuant to any section of Rule 144 of the Securities Act under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; or (3) have been sold or disposed of in a transaction in which the selling security holders rights under the Registration Right Agreement are not transferred or assigned pursuant to Section 3.3 of the Registration Rights Agreement.

There can be no assurance that the selling security holders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of securities made by this prospectus or a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of California Resources Corporation and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, incorporated by reference herein, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated and combined financial statements of Green Gate Resources Parent, LLC and its subsidiaries, which comprises the consolidated and combined balance sheets as of December 31, 2023 (Successor) and 2022 (Successor) and December 31, 2022 (Predecessor), the consolidated and combined statements of operations and other comprehensive income for the year ended December 31, 2023 (Successor) and the 122 days ended December 31, 2022 (Successor) and the 58 days ended February 27, 2023 (Predecessor) and the years ended December 31, 2022 (Predecessor) and 2021 (Predecessor), members’ and stockholders’ equity for the year ended December 31, 2023 (Successor) and the period from inception (August 31, 2022) to December 31, 2022 (Successor) and the 58 days ended February 27, 2023 (Predecessor) and the years ended December 31, 2022 (Predecessor) and 2021 (Predecessor), and cash flows for the year ended December 31, 2023 (Successor) and the 122 days ended December 31, 2022 (Successor) and the 58 days ended February 27, 2023 (Predecessor) and the years ended December 31, 2022 (Predecessor) and 2021 (Predecessor), appearing in this prospectus and registration statement, have been audited by BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

Certain information included in this prospectus with respect to certain oil and gas reserves associated with California Resources Corporation’s oil and gas properties is confirmed in a report of Netherland, Sewell & Associates, Inc., independent petroleum engineers, detailing the audit of the proved reserves as of December 31, 2023 prepared by California Resources Corporation’s staff. We have included this information in reliance on the authority of such firm as an expert in these matters.

Certain information incorporated herein by reference into this prospectus with respect to certain oil and gas reserves associated with the Aera Companies’ oil and gas properties was prepared in a report of Netherland, Sewell & Associates, Inc., independent petroleum engineers, detailing the proved reserves as of December 31, 2023. We have included this information in reliance on the authority of such firm as an expert in these matters.

CALIFORNIA RESOURCES CORPORATION

21,315,707 SHARES OF COMMON STOCK

Prospectus

August 5, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee.

SEC registration fee		$141,327.23
Financial printer fees and expenses		*
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Certificate of Incorporation and Bylaws also contain indemnification rights for the directors and officers. Specifically, the Certificate of Incorporation and Bylaws provide for the indemnity of the officers and directors to the fullest extent authorized by the DGCL.

In addition, the DGCL permits the Company and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Company currently maintains such liability insurance.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our current directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to (i) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses, to the extent not prohibited by law, incurred in connection with any proceeding not initiated by the indemnitee as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us, our directors and officers and the selling stockholders, and by us and the selling stockholders of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

(a)	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

2.1#	Agreement and Plan of Merger, dated February 7, 2024, by and among California Resources Corporation, a Delaware corporation, and Petra Merger Sub I, LLC, Petra Merger Sub C, LLC, Petra Merger Sub O, LLC, Petra Merger Sub O2, LLC, Petra Merger Sub O3, LLC, each a Delaware limited liability company and a wholly-owned direct subsidiary of CRC, Petra Merger Sub S, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of CRC, IKAV Impact USA Inc., a Delaware corporation, CPPIB Vedder US Holdings LLC, a Delaware limited liability company, Opps Xb Aera E CTB, LLC, a Delaware limited liability company, Opps XI Aera E CTB, LLC, a Delaware limited liability company, Green Gate COI, LLC, a Delaware limited liability company and solely for purposes of the Member Provisions (as defined in the Merger Agreement), IKAV Impact S.a.r.l., a Luxembourg corporation, Simlog Inc., a Delaware corporation, and IKAV Energy Inc., a Delaware corporation, CPP Investment Board Private Holdings (6), Inc., a Canadian corporation, OCM Opps Xb AIF Holdings (Delaware), L.P., a Delaware limited partnership, Oaktree Huntington Investment Fund II AIF (Delaware), L.P. – Class C, a Delaware limited partnership, OCM Opps XI AIV Holdings (Delaware), L.P., a Delaware limited partnership and OCM Aera E Holdings, LLC, a Delaware limited liability company. (incorporated by reference to Exhibit 10.1 to CRC’s Current Report on Form 8-K filed on February 9, 2024).

2.2	Separation and Distribution Agreement, dated as of November 25, 2014, between Occidental Petroleum Corporation and California Resources Corporation (incorporated by reference to Exhibit 2.1 to CRC’s Current Report on Form 8-K filed on December 1, 2014).

2.3	Amended Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 19, 2020).

4.1	Indenture, dated January 20, 2021, by and among California Resources Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 21, 2021).

Exhibit Number	Description

4.2	First Supplemental Indenture, dated January 20, 2021, by and among California Resources Corporation, the guarantors party thereto, Elk Hills Power, LLC, EHP Midco Holdings Company, LLC, EHP Topco Holding Company, LLC, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on January 21, 2021).

4.3	Supplemental Indenture to the 2026 Indenture, dated as of July 1, 2024, by and among Aera Energy LLC, a California limited liability company, Aera Energy Services Company, a Delaware corporation, Aera Federal LLC, a Delaware limited liability company, Belridge Farms & Packing LLC, a California limited liability company, Green Gate San Ardo LLC, a Delaware limited liability company, Terrain Technology Inc., a California corporation, Green Gate Intermediate LLC, a Delaware limited liability company, Green Gate Resources E LLC, a Delaware limited liability company, Green Gate Resources S LLC, a Delaware limited liability company, Green Gate Resources Holdings LLC, a Delaware limited liability company, Green Gate Resources Parent LLC, a Delaware limited liability company, Petra Merger Sub S, LLC, a Delaware limited liability company, the other guarantors party thereto, CRC and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on July 1, 2024).

4.3	Indenture, dated June 5, 2024, by and among the California Resources Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 5, 2024).

4.4	Supplemental Indenture to the 2029 Indenture, dated as of July 1, 2024, by and among Aera Energy LLC, a California limited liability company, Aera Energy Services Company, a Delaware corporation, Aera Federal LLC, a Delaware limited liability company, Belridge Farms & Packing LLC, a California limited liability company, Green Gate San Ardo LLC, a Delaware limited liability company, Terrain Technology Inc., a California corporation, Green Gate Intermediate LLC, a Delaware limited liability company, Green Gate Resources E LLC, a Delaware limited liability company, Green Gate Resources S LLC, a Delaware limited liability company, Green Gate Resources Holdings LLC, a Delaware limited liability company, Green Gate Resources Parent LLC, a Delaware limited liability company, Petra Merger Sub S, LLC, a Delaware limited liability company, the other guarantors party thereto, CRC and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed on July 1, 2024).

5.1*	Legal Opinion of Vinson & Elkins L.L.P.

10.1	Registration Rights Agreement, by and between CRC and the Holders, dated as of July 1, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on July 1, 2024).

10.2	Stockholder Agreement, by and between CRC and IKAV, dated as of July 1, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on July 1, 2024).

10.3	Stockholder Agreement, by and between CRC and CPPIB dated as of July 1, 2024 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on July 1, 2024).

23.1*	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2*	Consent of Independent Auditor, BDO USA, P.C..

23.3*	Consent of Netherland, Sewell & Associates, Inc. (California Resources Corporation)

23.4*	Consent of Netherland, Sewell & Associates, Inc. (Aera Companies)

23.5*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1).

Exhibit Number	Description

24.1*	Power of Attorney (included on the signature page).

99.1*	The consolidated and combined financial statements of Green Gate Resources Parent, LLC and its subsidiaries, which comprises the consolidated and combined balance sheets as of December 31, 2023 (Successor) and 2022 (Successor) and December 31, 2022 (Predecessor), the consolidated and combined statements of operations and other comprehensive income for the year ended December 31, 2023 (Successor) and the 122 days ended December 31, 2022 (Successor) and the 58 days ended February 27, 2023 (Predecessor) and the years ended December 31, 2022 (Predecessor) and 2021 (Predecessor), members’ and stockholders’ equity for the year ended December 31, 2023 (Successor) and the period from inception (August 31, 2022) to December 31, 2022 (Successor) and the 58 days ended February 27, 2023 (Predecessor) and the years ended December 31, 2022 (Predecessor) and 2021 (Predecessor), and cash flows for the year ended December 31, 2023 (Successor) and the 122 days ended December 31, 2022 (Successor) and the 58 days ended February 27, 2023 (Predecessor) and the years ended December 31, 2022 (Predecessor) and 2021 (Predecessor)

99.2*	The consolidated and combined financial statements of Green Gate Resources Parent, LLC and its subsidiaries as of and for the three months ended March 31, 2024.

99.3*	Netherland, Sewell & Associates, Inc. Estimated Future Reserves Attributable to Certain Leasehold and Royalty Interests as of December 31, 2023.

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.
#

This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B of the Securities Act:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Long Beach, State of California, on August 5, 2024.

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Francisco J. Leon
Name:	Francisco J. Leon
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Francisco J. Leon, Michael L. Preston, Jody L. Johnson and Ulrik Damborg, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 5, 2024.

Signature	Title
/s/ Francisco J. Leon Francisco J. Leon	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Manuela (Nelly) Molina Manuela (Nelly) Molina	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Noelle M. Repetti Noelle M. Repetti	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Tiffany (TJ) Thom Cepak Tiffany (TJ) Thom Cepak	Chair of the Board

/s/ Andrew B. Bremner Andrew B. Bremner	Director

/s/ James N. Chapman James N. Chapman	Director

/s/ James Jackson James Jackson	Director

Signature	Title

/s/ Chris Kendall Chris Kendall	Director

/s/ Mark A. (Mac) McFarland Mark A. (Mac) McFarland	Director

/s/ William B. Roby William B. Roby	Director

/s/ A. Alejandra Veltmann A. Alejandra Veltmann	Director

/s/ Bobby Saadati Bobby Saadati	Director